UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K CURRENT REPORT

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 15-d
of the Securities Exchange Act of 1934

For the Period Ended: April 8, 2005

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: April 8, 2005)

Filing Date of this Report: August 16, 2007

mONTANA aCQUISITION cORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-46174	14-1824753
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NOTICE OF ADVICE OF FORWARD-LOOKING STATEMENTS.

     Some of the statements we are making in this report are subjective and written in our favor. These types of statements may be considered "forward-looking statements", as that term is defined in Section 27A of the Securities Act of 1933 (15 U.S.C. 77z-2) and in Section 21E of the Securities Exchange Act of 1934 (15 U.S.C. 78u-5), which are referred to as "statutory safe harbor" provisions.

     These forward-looking statements ARE NOT HISTORICAL FACTS; rather, these statements are based upon our senior executive management's OPINIONS AND ESTIMATES as of the date we make these statements. EVERY FORWARD-LOOKING STATEMENT REFLECTS AN INHERENT RISK AND UNCERTAINTY THAT COULD CAUSE THE ACTUAL RESULTS OF ANY SUCH EVENT TO DIFFER MATERIALLY FROM THE PLANS, PROJECTIONS, OR EXPECTATIONS EXPRESSED OR IMPLIED IN SUCH STATEMENT BY OUR SENIOR EXECUTIVE MANAGEMENT ON THE DATE THE STATEMENT WAS MADE. We may be overly optimistic in our statements to you about our beliefs and expectations of any plan or event associated with these forward-looking statements. We use words like "expect", "anticipate", "intend", "plan", "believe", "seek", "estimate", "contemplate", "prospective", "attempt", "proposed", and similar expressions or terms, which you can interpret to identify these forward-looking statements.

     We advise you NOT to place too much influence or reliance on our forward-looking statements. These statements are only good on the date we made them. We undertake no obligation to update these forward-looking statements, or any information associated with them, in any future filings, schedules, or reports.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On January 25, 2005, a change in our control became effective as the result of a private securities transaction, whereby, Randolph S. Hudson purchased approximately 95% of our common stock from Leslie M. Apple, who, prior to that date, was our sole shareholder, officer, and director. Subsequently, on or about September 15, 2005, Mr. Hudson assigned his shares in us to M. H. T. of Brevard, Inc., a Florida corporation. Following that transaction, Mr. Hudson remained our sole officer and sole director. (We previously reported these events to the SEC.)

     As the result of these changes in our control, and so that we could comply with our reporting obligations under Section 15(d) of the Securities Exchange Act, our Board of Directors asked our (then) current principal certifying accountant, Arthur Place & Company, P. C., of Albany, New York, for its resignation, as our Board of Directors chose to elect a new certifying accountant to replace it. Arthur Place did not perform any work for us beyond the date it prepared our statements of financial condition, which were included in our registration statement on Form SB-2, as amended.

     In late September 2005, our President spoke with Mark Chalachan of Arthur Place to discuss the status of Arthur Place's continuing as our retainer. To that extent, our President mailed a letter to Arthur Place asking for their resignation. (We are annexing a copy of that letter as 99.1 hereto.)

     On October 14, 2005, we received a letter from Arthur Place that indicated, among things, the firm resigned as our principal certifying accountant effective April 8, 2005 based on the grounds it did not want to stand for nor did it want to be considered for reelection. (We are annexing a copy of that letter as Exhibit 99.2 hereto.)

     The principal accountant's report on our financial statements for the two years prior to its resignation did not contain any adverse opinion or disclaimer of opinion, and was not modified, as to uncertainty, audit scope, or accounting principles.

     Our decision to change our principal certifying accountant was recommended by our Board of Directors on April 7, 2005 and ratified by a corporate action by the written consent of our principal shareholder on April 8, 2005. (On the date of Arthur Place's resignation, we did not have an Audit Committee.)

     We had no disagreements with Arthur Place on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In its letter to us dated October 14, 2005, Arthur Place indicated that it had no disagreements with us on any matter of accounting principles or practices, or financial statements disclosure.

     As a part of this report, we are obligated by Item 304(a)(3) of Regulation S-B to deliver a letter and a copy of this report to Arthur Place. The letter asks them whether they agree or disagree with the statements we made in this report. A copy of that letter is annexed as Exhibit 16.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D. Exhibits.

     The following table lists the exhibits that we are annexing to this report. We consider these exhibits "filed" for purposes of Section 18 of the Securities Exchange Act.

Exhibit No.	Description of Exhibit

16.1	Letter to Arthur Place pursuant to Item 304(a)(3)
99.1	Letter to Arthur Place & Company, P. C. dated October 7, 2005
99.2	Letter from Arthur Place & Company, P. C. dated October 14, 2005
99.3	Certificate of Mailings dated August 16, 2007

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 16, 2007
By Order of the Board of Directors of Montana Acquisition Corporation:

Randolph S. Hudson
Chairman of the Board
President
Chief Executive Officer